Exhibit 99.1

AST
SpaceMobile
LAUNCH ALERT
BlueBird 1-5
September 12, 4:52 am EDT
Space Force Station, FL
LC-40

AST SpaceMobile Provides Interim Business Update to Confirm Upcoming Orbital Launch and Warrant Redemption

- September 12th target launch date confirmed for BlueBird satellites, each the largest communications array ever deployed in low Earth orbit

- Over $440.0 million in pro forma cash and cash equivalents as of June 30th, 2024, including over $155.0 million in expected warrant exchange proceeds

MIDLAND, TX, September 4, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones designed for both commercial and government use, today provided an interim business update. The launch of AST SpaceMobile’s upcoming satellites is targeted on or after September 12th from Cape Canaveral, Florida and over $155.0 million in proceeds is expected from its previously-announced redemption of warrants, resulting in over $440.0 million in cash on a pro forma basis as of June 30, 2024.

Orbital Launch Update

The first five commercial satellites, called BlueBirds, each featuring the largest ever commercial communications arrays to be deployed in low Earth orbit, represent a significant milestone in AST SpaceMobile’s mission to bridge the digital divide and provide reliable cellular broadband service to billions worldwide.

This large array of antennas is designed to reach standard smartphones directly at cellular broadband speeds for voice, data and video and other non-communications government applications. After launch, the BlueBird satellites are planned to offer non-continuous cellular broadband service across the United States and in select markets globally. This initial service, based on premium low band spectrum, is planned to support beta test users for AT&T and Verizon, and will target approximately 100% nationwide coverage from space with over 5,600 coverage cells in the United States.

“This is a pivotal moment for AST SpaceMobile as we bring our vision to enhance cellular connectivity globally, with the support of our strategic partners and the unwavering commitment of our team” said Abel Avellan, Founder, Chairman, and CEO of AST SpaceMobile. “As we shift our manufacturing focus to increase Block 2 production of the active payload systems and other components for the first 17 Block 2 satellites, we are excited to bring this revolutionary technology to the world. We believe space-based broadband cellular connectivity will revolutionize how people connect, empowering communities and driving economic growth on a global scale.”

The exact timing of orbital launch is subject to change based on a number of factors, including launch readiness of the launch provider, weather conditions, and other factors, many of which are beyond our control.

Members of the public will be able to watch a live broadcast on the launch day on AST SpaceMobile’s YouTube channel

Financial Update

The company has over $440.0 million in pro forma cash, cash equivalents and restricted cash as of June 30, 2024. This includes over $155.0 million in expected warrant exchange proceeds with $71.0 million already received. We have additional liquidity of $51.5 million in gross proceeds available to draw under the Senior Secured Credit Facility, subject to certain conditions and approvals

In addition to supporting near-term operational initiatives, these additional cash reserves are expected to support financial efficiencies including the cash payment of interest under the Subordinated Convertible Notes and early retirement of the Senior Secured Credit Facility, minimizing cost and dilution. The company continues to advance discussions with quasi-governmental sources of non-dilutive capital, as well as discussions with additional strategic partners, following the blueprint of commercial prepayments alongside commercial agreements.

“We are committed to funding AST SpaceMobile’s growth in a judicious manner, at every step of the way cognizant of minimizing cost and dilution, with a focus on commercial prepayments and quasi-governmental sources of capital” said Andrew Johnson, Chief Financial and Legal Officer of AST SpaceMobile. “Our use of the prior at-the-market facility is a great example of this discipline, and we expect usage of a similar facility as a supplemental source of capital. As we have previously indicated, we continue to have no plans to raise capital in an underwritten public equity offering through at least the end of 2024 and we believe we are sufficiently capitalized to execute our near-term operational initiatives.”

AST SpaceMobile has more than 3,400 patents and patent-pending claims for its technology and operates state-of-the-art, vertically integrated manufacturing and testing facilities in Midland, Texas, which collectively span 185,000 square feet.

During 2024, AST SpaceMobile has secured additional strategic investments from AT&T, Verizon, Google and Vodafone, as well as new contract awards with the United States Government through a prime contractor. The company has agreements with more than 45 mobile network operators globally, which have over 2.8 billion existing subscribers in total, including Vodafone Group, Rakuten Mobile, AT&T, Verizon, Bell Canada, Orange, Telefonica, TIM, Saudi Telecom Company, MTN, Zain KSA, Etisalat, Indosat Ooredoo Hutchison, Telkomsel, Smart Communications, Globe Telecom, Millicom, Smartfren, Telecom Argentina, Telstra, Africell, Liberty Latin America and others. Rakuten, American Tower and Bell Canada are also existing investors in AST SpaceMobile.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com